UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2021

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Houston,	Suite 600 Texas	77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2021, Westlake Chemical Corporation (the “Company”) announced that it has entered into a Stock Purchase Agreement (the “SPA”), dated as of November 24, 2021, between Hexion Inc. (“Hexion”), Westlake Olefins LLC, a wholly owned subsidiary of the Company (“Buyer”), and, solely for the limited purposes set forth therein, the Company. Pursuant to the terms of the SPA, Buyer agreed to acquire Hexion’s global epoxy business (“Hexion Epoxy”) for a purchase price of approximately $1.2 billion (the “Acquisition”), subject to certain closing date adjustments as set forth in the SPA.

The closing of the Acquisition is currently expected to occur in the first half of 2022, subject to the receipt of certain regulatory approvals and other customary closing conditions. The consummation of the Acquisition is not subject to a financing condition.

The SPA contains customary representations and warranties made by the parties, and also contains customary covenants and agreements, including, among other things, agreements by Hexion to conduct its business in the ordinary course consistent with past practice during the period between the execution of the SPA and the closing of the Acquisition.

The foregoing description of the SPA and the transactions contemplated thereby does not purport to be complete.

Item 7.01	Regulation FD Disclosure.

On November 24, 2021, the Company provided supplemental information regarding the Transaction in connection with a presentation given to investors. A copy of the investor presentation is furnished with this Current Report on Form 8-K as Exhibit 99.2.

The foregoing information (including Exhibit 99.2 hereto) is being furnished under Item 7.01. Such information (including Exhibit 99.2 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical statements, including statements regarding the expected timing of closing of the transaction, whether required regulatory approval will be obtained, and potential benefits of the transaction, are forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially, based on factors including, but not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise may not occur; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission (“SEC”) in February 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the SEC in November 2021, the Company’s recent Current Reports on Form 8-K, and the Company’s other SEC filings. These filings also discuss some of the important risk factors that may affect the Company’s business, results of operations and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

99.1	Press Release dated November 24, 2021.

99.2	Investor Presentation dated November 24, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

Date: November 24, 2021	By:	/S/ L. Benjamin Ederington
L. Benjamin Ederington Senior Vice President, General Counsel, Chief Administrative Officer and Secretary